DEALERTRACK TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Basis of Presentation

The following unaudited combined condensed pro forma financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of Dealertrack Technologies, Inc. (“Dealertrack”, the “Company”,  “our”  or  “we”) and Dealer Dot Com, Inc. (“Dealer.com”).  The unaudited pro forma combined condensed financial information is based on the assumptions set forth in the notes to such information. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial statements were directly attributable to the transaction, are factually supportable, are expected to have a continuing impact and are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined condensed financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Dealer.com transaction actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

The unaudited pro forma combined condensed statement of operations included herein does not reflect any potential cost savings or other operating efficiencies that could result from the transaction.

Under the provisions of FASB Accounting Standards Codification Topic 350, “Intangibles — Goodwill and Other” (“ASC 350”), goodwill and intangible assets deemed to have indefinite lives are not amortized but are subject to annual or event-based impairment tests. Intangible assets with finite lives are amortized over their estimated useful lives.

The allocation of purchase price is preliminary and is subject to changes, including, but not limited to: finalization of the assessment of fair value of acquired assets and liabilities, finalization of working capital and other adjustments to purchase price.

The unaudited pro forma combined condensed statement of operations gives pro forma effect to the Dealer.com acquisition as if it had occurred on January 1, 2013.

This unaudited pro forma combined condensed financial information should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014 filed on August 11, 2014, and Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 21, 2014, and the audited 2013 consolidated financial statements and notes thereto of Dealer Dot Com, Inc. included in the Form 8-K/A filed on August 11, 2014 and the unaudited pro forma combined condensed financial information of Dealertrack Technologies, Inc. for the year ended December 31, 2013, included in the Form 8-K/A filed on May 13, 2014.

DEALERTRACK TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(amounts in thousands except per share amounts)

	Dealertrack	Dealer.com
	Six Months Ended	Two Months Ended	Total of
	June 30, 2014	February 28, 2014	Pro Forma		Pro Forma
	(Note 2)	(Note 3)	Adjustments		Combined
Revenue:
Net revenue	$383,575	$47,276	$-		$430,851

Operating expenses:
Cost of revenue	209,368	27,564	8,850	(A)	245,782
Research and development	51,184	3,815	-		54,999
Selling, general and administrative	142,123	14,736	(7,207)	(B)	149,652

Total operating expenses	402,675	46,115	1,643		450,433

(Loss) income from operations	(19,100)	1,161	(1,643)		(19,582)
Interest income	200	1	-		201
Interest expense	(15,747)	(218)	(3,349)	(C)	(19,314)
Other income, net	838	(18)	-		820
Gain on sale of investment	9,828	-	-		9,828
Earnings from equity method investments, net	3,532	-	-		3,532

Loss before benefit from income taxes, net	(20,449)	926	(4,992)		(24,515)
Benefit from income taxes, net	7,432	-	(1,505)	(D)	5,927

Net (loss) income	$(13,017)	$926	$(6,497)		$(18,588)

Basic net loss per share	$(0.26)				$(0.35)
Diluted net loss per share	$(0.26)				$(0.35)
Weighted average common stock outstanding (basic)	50,514		2,840	(E)	53,354
Weighted average common stock outstanding (diluted)	50,514		2,840	(E)	53,354

DEALERTRACK TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.    Summary of Transaction

On March 1, 2014, we acquired all of the outstanding stock of Dealer Dot Com, Inc. (“Dealer.com”) for approximately 8.7 million shares of our common stock and approximately $621 million in cash, for a total purchase price of $1,092 million, subject to customary post-closing adjustments.

Dealer.com is a leading provider of marketing and operations software and services for the automotive industry and it serves approximately 7,000 U.S. dealers with its integrated suite of products.

We expect this acquisition to significantly expand our subscription business and further strengthen our relationship with both new and existing automobile dealers.

2.     Statement of Operations - Dealertrack

Amounts derived from the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014, as filed on August 11, 2014.

3.     Statement of Operations - Dealer.com

Amounts derived from the historical results of operations of Dealer.com for the period from January 1, 2014 to February 28, 2014.

4.     Consideration Paid, Assets Acquired and Liabilities Assumed

The following table summarizes the preliminary allocation of the purchase price reflective as of the closing date of March 1, 2014 (in thousands):

Purchase Price Allocation
Cash	$76,567
Current assets	65,185
Property and equipment	41,494
Non-current assets	416
Intangible assets	470,030
Goodwill	735,983
Total assets acquired	1,389,675
Liabilities assumed	(297,646)
Net assets acquired	$1,092,029

Purchase Price
Cash	$620,809
Equity	471,220
Total consideration	$1,092,029

5.     Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined condensed financial information, noting that the allocation of purchase price is preliminary and is subject to changes, are as follows:

Unaudited Pro Forma Combined Condensed Statement of Operations

(A)	The components of pro forma adjustment (A) are as follows (in thousands):

	To reflect amortization expense related to the acquired identifiable intangible assets, calculated over the estimated useful lives as if the acquisition occurred on January 1, 2013.	$8,910
	To eliminate Dealer.com's historical amortization expense included within the operating results of Dealer.com for the two months ended February 28, 2014.	(60)
	Total of pro forma adjustment (A)	$8,850

Customer relationships

The estimated fair value attributed to the acquired customer relationships were determined based on a discounted forecast of the estimated net future cash flows to be generated from the relationships discounted at a rate of approximately 10%. The estimated fair value of the customer relationships will be amortized over a weighted-average period of 13.3 years, following the pattern in which the economic benefits of the customer relationships are expected to be realized.

Technology

The estimated fair value attributed to the acquired technologies were determined based on a discounted forecast of the estimated net future cash flows to be generated from the technologies discounted at a rate of approximately 10%. The estimated fair value of the technologies will be amortized over a period of 8 years, following the pattern in which the economic benefits of the technologies are expected to be realized.

Non-compete agreements

The estimated fair value attributed to the acquired non-compete agreements were determined based on a discounted forecast of the estimated net future cash flows with and without the non-compete agreements in place, discounted at a rate of approximately 10%. The estimated fair value of the acquired non-compete agreements will be amortized on a straight line basis over a period of 3 years, which represents the contractual term of each non-compete agreement.

Trade names

The estimated fair value attributed to the acquired trade names were determined based on a discounted forecast of the estimated net future cash flows discounted at a rate of approximately 10%. The estimated fair value of the trade names will be amortized on a straight line basis over a period of 8 years, following the pattern in which the economic benefits of the trade names are expected be realized from a market participant.

Amortization

We expect the amortization of the noted intangibles to impact operating results by amounts ranging between $50 million and $55 million for each of the five consecutive twelve month periods following the date of acquisition.

(B)	To eliminate professional fees related to the Dealer.com acquisition included within the operating results of Dealertrack for the six months ended June 30, 2014.	$(7,207)

(C)	The components of pro forma adjustment (C) are as follows (in thousands):

	To reflect interest expense related to debt incurred in conjunction with acquisition at 3.5%. (A 1/8th % change in rate would impact interest expense by $0.7 million annually).	$(3,354)
	To eliminate interest expense on debt not acquired by Dealertrack which is included within the operating results of Dealer.com for the two months ended February 28, 2014.	5
	Total of pro forma adjustment (C)	$(3,349)

(D)	Adjustment represents the tax effect of pro forma adjustments (B) and (C) at a statutory rate of 39.0%.	$(1,505)

(E)	Adjustment represents additional shares to reflect the full 8.7 million shares issued as part of total consideration.